UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.   20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported)	December 8, 2015 (July 15, 2015)

PANEX RESOURCES INC.
(Exact name of registrant as specified in its chapter)

Nevada	000-51707	00-0000000
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13 Allegro, Legato, Durbanville, South Africa	7536
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	+41 76 753 4401

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01            ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On July 15, 2015, we entered into an agreement with Lazarus Resources Pty Ltd. to acquire a 100% net revenue interest 100% working interest in the Crackerjack Gold Project located in Western Australia in consideration of AUS$3,000.00 paid to Lazarus Resources Pty Ltd. On September 24, 2015, a copy of this agreement was filed with the SEC as Exhibit 10.1 on our Form 8-K.

ITEM 7.01            REGULATION FD DISCLOSURE.

On December 3, 2015, we announced that we had acquired a 100% interest in the Crackerjack Gold Project, Halls Creek, Western Australia located within the highly prospective Kimberly Goldfield.  We entered into a Sales and Purchase Agreement with Lazarus Resources Pty Ltd. to acquire a 100% net revenue interest 100% working interest in the Crackerjack Gold Project located in Western Australia in consideration of AUS$3,000.00 paid to Lazarus Resources Pty Ltd.

ITEM 8.01            OTHER EVENTS.

On November 5, 2015, we hired Nigel Ferguson as a consultant.  Mr. Nigel Ferguson, is a senior geologist with over 29 years global experience including project generation, grass roots exploration, resource drill-outs  management of feasibility studies and listing and financing of junior exploration and development companies.  He has over 23 years technical, corporate and finance experience, with the last 15 years at senior management level. In recent years Mr. Ferguson has been directly associated with the listing of several junior companies on the ASX, TSX, LSE - AIM, in the capacity of Technical Director or Managing Director. He has been directly associated with the incorporation and listing of Target Energy Ltd, Burey Gold Ltd, Tiger Resources Ltd, Condor Gold plc and Ethan Minerals Ltd and with finance and capital raising for Condor Gold plc, Burey Gold Ltd, African Metals Corp., RMA Energy Ltd and Ethan Minerals Ltd with a total of over US$50 million raised.  Mr. Ferguson's areas of interest lay in developing under valued assets, recognising investment opportunities that could be better served if presented in a different financial arena, team and company building in the minerals industry and deal making through to project generation and development. Mr. Ferguson currently serves as a executive director on the board of the unlisted entity, Samba Minerals Ltd and since 2012 concentrates more on technical matters including project acquisitions and exploration. Mr Ferguson is a Fellow of the AusIMM and a Member of the AIG.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Document Description

99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Panex Resources Inc. has caused this report to be signed on its behalf by the undersigned duly authorized person.

PANEX RESOURCES INC.

Dated:	December 8, 2015	By:	ROSS DOYLE
Ross Doyle – CFO